SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 9, 2009

Date of Report

December 31, 2008

(Date of earliest event reported)

Wren, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-122185	87-0672359
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1608 West 2225 South, Woods Cross, UT 84087

(Address of principal executive offices, including zip code)

(801) 295-3400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 31, Justin Pentelute, our President and a Director, resigned from serving as both President and Director of the Company. Mr. Pentelute's resignation is for personal reasons and not due to any controversy or disagreement with the Company regarding its financial reporting or accounting policies or otherwise.

Daniel D. Drummond, our remaining officer and Director, will assume the position of Sole Officer and Director. Mr. Drummond graduated with a Bachelor of Science degree from the United States Military Academy at West Point in 1975. Following a military career with the U.S. Army, Mr. Drummond held positions with various companies in marketing, consulting and operations. From April 2003 until December 2003, Mr. Drummond was Vice President of Systems Development for two start-up companies, PoweRX Pharmacy, a pain-management pharmacy, and PoweRx Technologies, a company specializing in the development of handheld prescription-writing applications and systems. Since February 2004, Mr. Drummond has been a member of Tryant, LLC., a firm specializing in mergers and acquisitions. Mr. Drummond is the president and sole director of Prestige Capital Corporation. Mr. Drummond is the president and director of UAGH, Inc., a development stage company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WREN, INC.

Date:  January 9, 2009

By:     /s/ Daniel Drummond

           Daniel Drummond, Acting President

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